SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                February 11, 2000
           -----------------------------------------------------------
                Date of Report (Date of earliest event reported)


                          ALLIANCE PHARMACEUTICAL CORP.
           -----------------------------------------------------------
               (Exact name of registrant as specified in charter)


        New York                    0-12950                    14-1644018
  -----------------------     -----------------------   -----------------------
     (State or other            (Commission File              (IRS Employer
     jurisdiction of               Number)                 Identification No.)
     incorporation)


                               6175 Lusk Boulevard
                           San Diego, California 92121
     -----------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (858) 410-5200
     -----------------------------------------------------------------------
               Registrant's telephone number, including area code

ITEM 5.   OTHER EVENTS

          As of February 11, 2000, Alliance Pharmaceutical Corp. ("Alliance") sold $15 million principal amount four year subordinated convertible debentures to three shareholders. The debentures are convertible into Alliance common stock at a set price of $9.65 per share, subject to certain anti-dilution provisions. The conversion may occur at any time through February 2004 at the investors' option, and Alliance has certain rights to cause the debentures to convert into common stock. The investors have the option to purchase an additional $15 million of similar debentures that are convertible into Alliance common stock at $12.06 per share for four years after issuance. Alliance has certain rights to require the investors to purchase the additional debentures.

          Forms of the debenture and the related securities purchase agreement and registration rights agreement are set forth as Exhibits 4.1, 4.2 and 4.3 hereto.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Finanical Statements

                 None.

          (b)  Pro Forma Financial Statements

                 None.

          (c)  Exhibits

                 4.1  Form of debenture.

                 4.2  Form of the securities purchase agreement.

                 4.3  Form of registration rights agreement.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ALLIANCE PHARMACEUTICAL CORP.


                                  By:/s/ Lloyd A. Rowland
                                     ---------------------
                                     Lloyd A. Rowland
                                     Vice President and General Counsel

Dated: February 22, 2000

                                 EXHIBIT INDEX
     Exhibit            Description

     4.1        Form of debenture.

     4.2        Form of the securities purchase agreement.

     4.3        Form of registration rights agreement.